UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2019

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 19, 2019, the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) amended and restated the Corporation’s By-laws (as so amended and restated, the “By-laws”) to provide that the Secretary of the Corporation shall call a special meeting of stockholders upon the written request of one or more stockholders owning at least 25% of the shares of the Corporation’s outstanding common stock (as such ownership is defined in the By-laws), subject to specified conditions and procedural, notice and information requirements in connection with the advance notice of stockholder business and director nominations, with which requesting stockholders must comply. This right is in addition to the existing rights of the Board, the Chairman of the Board and the President of the Corporation to call special meetings of the stockholders.
The preceding description is qualified in its entirety by reference to the By-laws, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1     By-laws of Northern Trust Corporation, as amended through February 19, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date:	February 19, 2019	By:	/s/ Susan C. Levy
Susan C. Levy
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description
3.1	By-laws of Northern Trust Corporation, as amended through February 19, 2019